Exhibit 1.1

UNDERWRITING AGREEMENT

June 13, 2005

Gannett Co., Inc.

7950 Jones Branch Drive

McLean, Virginia 22107

Ladies and Gentlemen:

We (the “Underwriter”) understand that Gannett Co., Inc., a Delaware corporation (the “Company”), proposes to issue and sell $500,000,000 aggregate principal amount of 4.125% Notes due 2008 (the “Offered Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriter agrees to purchase $500,000,000 of the principal amount of the Offered Securities at a purchase price equal to 99.635% of the principal amount of such Offered Securities.

The Underwriter will pay for such Offered Securities upon delivery thereof at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:00 A.M. (New York time) on June 16, 2005, or at such other time as shall be jointly designated by the Underwriter and the Company.

Payment for the Offered Securities will be made in immediately available funds.

The 4.125% Notes due 2008 shall have the following terms:

Price to Public: Varying prices to be determined at the time of sale

Maturity: June 15, 2008

Interest Rate: 4.125% per annum

Interest Payment Dates: June 15 and December 15, commencing December 15, 2005

Redemption Provisions: None

Registration Statement: 333-85430

All the provisions contained in the document entitled Gannett Co., Inc. Underwriting Agreement Standard Provisions (Debt and/or Warrants) dated December 1, 1986 (the “Underwriting Agreement Standard Provisions”), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; provided, however, the Underwriting Agreement Standard Provisions shall be amended, for purposes of this Underwriting Agreement only, as follows:

(1) The term “Manager” therein shall refer to the “Underwriter” as defined herein.

(2) Section I shall be amended by adding “and as amended by the Second Supplemental Indenture dated as of June 1, 1995, the Third Supplement Indenture dated as of March 14, 2002 and the Fourth Supplemental Indenture dated as of June 16, 2005” after the words “November 5, 1986” and all references to “or mailed for filing to” shall be deleted. The terms “Registration Statement”, “Basic Prospectus”, “Prospectus” and “Preliminary Prospectus” shall also include, in each case, the material, if any, deemed incorporated by reference therein.

(3) Section V(b) shall be amended by deleting everything after the words “Commission”.

(4) Section V(e) is hereby deleted in its entirety and replaced with:

(e) The Manager shall have received on the Closing Date an opinion of Nixon Peabody LLP, special counsel for the Company, dated the Closing Date, in substantially the form set forth as Exhibit B.

(5) Section V(g) shall be amended by deleting the words “Price Waterhouse” and inserting: “Ernst & Young LLP”.

(6) Section V is hereby amended by adding thereto at the end thereof the following new paragraphs (h) and (i):

(h) The prospectus supplement shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act.

(i) The Underwriter shall have received on the Closing Date an opinion and negative assurance letter of Hogan & Hartson LLP, counsel for the Company, in substantially the form set forth as Exhibit D-1 and D-2, respectively.

(7) Section VI(b) is hereby amended by deleting “with a copy of each such proposed amendment or supplement” and adding the following immediately after “Manager”:

with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Manager or counsel for the Underwriter shall reasonably object in writing.

(8) Section VII(e) is hereby amended by adding thereto at the end of subsection (e)(i) and (e)(ii) thereof immediately before the “;”: “enforceable against the Company in accordance with its terms”

(9) Section VII(e)(iii) is hereby amended by adding the following after the word “Company” as it first appears: “enforceable against the Company in accordance with its terms and”

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(10) The first sentence of the first paragraph following Section VII(i) is hereby amended by adding the following after the word “Underwriter” as it first appears: “each officer and director of such Underwriter”.

(11) The third sentence of the third paragraph following Section VII(i) is hereby amended by adding the following immediately before the “.”: “(in addition to local counsel)”.

(12) The third to last paragraph following Section VII(i) is hereby amended by adding the following sentence at the end of such paragraph:

No indemnifying party may enter into a settlement without the consent of the indemnified party unless it provides for the full release of such indemnified party from any and all claims relating to the subject matter of this Underwriting Agreement.

(13) Section VIII is hereby amended by substituting the following in lieu of said Section in its entirety:

Any Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date, if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred after the time of execution of the Underwriting Agreement any outbreak of hostilities or escalation thereof or other calamity or crisis involving the United States, in each case the effect of which is such as to make it as of the time of such notice, in the reasonable judgment of such Underwriter, impracticable to market the Offered Securities of such Underwriter or to enforce contracts for the sale of such Offered Securities, or (iii) there has occurred after the time of execution of the Underwriting Agreement any material adverse change in the financial markets in the United States (or, in the international financial markets the effect of which on the financial markets in the United States shall be such), or any material adverse change in national political, financial or economic conditions in the United States (or the effect of international conditions on the financial markets in the United States shall be such), in each case the effect of which is such as to make it as of the time of such notice, in the reasonable judgment of such Underwriter, impracticable to market the Offered Securities of such Underwriter or to enforce contracts for the sale of such Offered Securities, or (iv) after the time of execution of the Underwriting Agreement, any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act of 1933) has occurred, or any public

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announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) has been made, or (v) after the time of execution of the Underwriting Agreement, trading in any securities of the Company has been suspended or materially limited by the Commission, the New York Stock Exchange or the American Stock Exchange (except for suspensions at the request of the Company preceding a public announcement the substance of which does not involve a material adverse change in, or any adverse development which materially affects, the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole, since the date of the Prospectus), or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (vi) after the time of execution of the Underwriting Agreement, a banking moratorium has been declared by either Federal or New York authorities, or (vii) after the time of execution of the Underwriting Agreement, there has occurred a material disruption in securities settlement or clearance services.

(14) Section X is hereby amended by inserting between the first and second paragraphs thereof the following two new paragraphs:

All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to any Underwriter shall be sufficient in all respects if delivered or sent by registered mail to the address of such Underwriter set forth in Exhibit E hereto; and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attention: Vice President and Treasurer with a copy to Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attention: Vice President, Associate General Counsel and Secretary.

This Agreement and the Underwriting Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Section VII hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or the Underwriting Agreement. No purchaser of any of the Offered Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

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Please confirm your agreement by having an authorized officer execute a copy of this Agreement in the space set forth below and delivering the executed copy to us.

Very truly yours,

BARCLAYS CAPITAL INC.

By	/s/ PAMELA KENDALL
	Name:	Pamela Kendall
	Title:	Director

Accepted:

GANNETT CO., INC.

By	/s/ GRACIA C. MARTORE
	Name:	Gracia C. Martore
	Title:	Senior Vice President and Chief Financial Officer

Signature Page to the Underwriting Agreement

Exhibit B

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that:

(i) The Amended Indenture and the Fourth Supplemental Indenture have been duly and validly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws of general application affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing; and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

(ii) the Securities have been duly and validly authorized and executed and, when authenticated in accordance with the provisions of the Amended Indenture and delivered to and paid for by the Underwriters, will be valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Amended Indenture, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing;

(iii) the Agreement has been duly authorized, executed and delivered by the Company;

(iv) the statements in the Prospectus under the captions “Description of the Notes,” “U.S. Federal Income Taxation,” “Description of Debt Securities,” “Description of Warrants,” and “Plan of Distribution,” to the extent such statements constitute a summary of the documents referred to therein, fairly summarize, in all material respects, the documents referred to therein;

(v) the Registration Statement has been declared effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act and no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel’s knowledge, no proceeding for that purpose is pending or threatened by the Commission; and

(vi) The Registration Statement and the Prospectus (except for (1) the financial statements, notes thereto, and supporting schedules and other financial and accounting information and data included therein, as to which such counsel is not called upon to express an opinion and (2) the Incorporated Documents, as to which such counsel expresses no opinion) comply as to form in all material respects with the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

Exhibit D-1

Based upon, subject to and limited by the limitations and qualifications set forth in the opinion letter, such counsel is of the opinion that each document filed pursuant to the Exchange Act incorporated by reference into the Registration Statement and the Prospectus (except for the financial statements and supporting schedules included therein, as to which such counsel expresses no opinion), at the time they were filed with the Securities and Exchange Commission (the “Commission”), complied as to form in all material respects with the requirements of the Exchange Act.

Exhibit D-2

Such counsel confirms to the underwriter that, on the basis of the information such counsel gained in the course of performing the services referred to in the opinion letter, no facts have come to such counsel’s attention that causes such counsel to believe that the Registration Statement, at the time of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2004, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of June 13, 2005, or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in making the foregoing statement, such counsel does not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information and data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

Exhibit E

Underwriter’s Address:

Barclays Capital Inc.

Attn: Fixed Income Syndicate

200 Park Avenue

New York, New York 10166

fax: (212) 412-7305